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                                                                  EXHIBIT 23.2




                              ACCOUNTANTS' CONSENT


The Board of Directors
RFS, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-03307 and 333-28849) on Form S-3 and the Registration Statement (No. 333-19411) on Form S-8 of RFS Hotel Investors, Inc. of our report dated January 23, 1998, relating to the consolidated statements of operations, stockholder's equity and cash flows of RFS, Inc. for the year ended December 31, 1997, which report is included in the 1999 annual report on Form 10-K of RFS Hotel Investors, Inc.




                                                      KPMG LLP




Memphis, Tennessee
March 27, 2000